EXHIBIT 99.1

FLOTEK REPORTS POSITIVE GROSS PROFIT FOR FIRST QUARTER 2023 AND INITIATES 2023 GUIDANCE

HOUSTON, May 8, 2023 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the first quarter ended March 31, 2023.

Financial Summary

(in thousands)	Q1 2023	Q4 2022	Percent Change	Q1 2022	Percent Change

Total Revenue	$48,007	$48,217	0%	$12,879	273%
Gross Profit (Loss)	$1,880	$(2,074)	191%	$(479)	492%
Adjusted Gross Profit (Loss) (1)	$2,647	$(522)	607%	$(226)	1,271%
Net Income (Loss)	$21,343	$(19,026)	212%	$(10,724)	299%
Adjusted EBITDA (1)	$(3,851)	$(5,079)	24%	$(5,446)	29%

(1)A non-GAAP financial measure. See “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.
Full Year 2023 Outlook

Flotek has initiated full year 2023 guidance for revenue of $210 million to $230 million and an Adjusted Gross Profit margin of 8% to 10%. Adjusted Gross Profit(1) excludes non-cash costs, including contract amortization.

First Quarter 2023 Highlights

•Reached positive gross profit for the first quarter of 2023, representing an almost 200% increase sequentially and growth of nearly 500% from the year-ago quarter.

•Increased revenue by more than 270% from the first quarter of 2022 primarily as a result of Flotek’s strategic 10-year supply agreement with ProFrac Holdings, LLC (“ProFrac”).

•Realized 135% revenue growth in the Company’s Data Analytics business versus first quarter of 2022. First quarter 2023 revenue totaled $2.5 million, representing 45% of total Data Analytics revenue for all of 2022.

•Increased the average number of ProFrac fleets serviced from 17 in the fourth quarter of 2022 to 19 in the first quarter of 2023.

•Achieved approximately 12% market share of the active U.S. frac fleets by the end of the first quarter of 2023. Flotek remains well positioned to capture additional market share as a result of its anticipated expanded scope of work with ProFrac and strategic business development efforts with other customers, supported by the Company’s unique product and service offerings.

Management Commentary

Harsha V. Agadi, Interim Chief Executive Officer for Flotek, stated, “Our first quarter results reflect the continued progress we are making to be the collaborative partner of choice for sustainable optimized chemistry and data solutions. Importantly, we achieved a $3.2 million improvement in adjusted gross profit, as compared to the fourth quarter, on nearly identical revenue, which demonstrates the continuing underlying improvement we are achieving in margins. The first quarter represents an inflection point for gross profit. With support from additional revenue opportunities and targeted cost reduction initiatives, we remain focused on reaching positive adjusted EBITDA during 2023.”

First Quarter 2023 Financial Results

•Revenue: Flotek recorded first quarter 2023 total revenue of $48.0 million compared to $48.2 million for the fourth quarter of 2022 and $12.9 million for the first quarter of 2022 – a 273% increase. Contributing to the year-over-year growth was the Company’s 10-year supply agreement with ProFrac and continued growth in the Company’s other Chemistry Technologies and Data Analytics product and service offerings. First quarter 2023 revenue remained flat sequentially, despite the industry’s seasonal slow-down in well stimulation operations early in the quarter.

•Gross Profit (Loss): The Company generated a gross profit of $1.9 million versus a gross loss of $2.1 million for the fourth quarter of 2022 and a gross loss of $0.5 million for the first quarter of 2022. The substantial improvement in gross margin was the result of pricing improvements, freight cost reductions and the Company’s initiatives to drive further efficiencies in the business, including focusing its efforts on leveraging the scale of its ProFrac business to drive margin enhancement.

•Adjusted Gross Profit (Loss) (Non-GAAP): Flotek generated an adjusted gross profit of $2.6 million compared to adjusted gross losses of $0.5 million and $0.2 million for the fourth and first quarters of 2022, respectively. Adjusted gross profit (loss) primarily excludes non-cash items, including amortization of contract assets, which reduces both revenue and gross profit.

•Selling, General and Administrative (“SG&A”) Expense: The Company’s SG&A expense was $6.5 million for the first quarter of 2023 compared to $5.8 million for the fourth quarter of 2022 and $4.9 million for the first quarter of 2022. First quarter 2023 SG&A included higher non-recurring legal fees, offset by lower stock compensation costs. In addition, fourth quarter 2022 SG&A benefited from a $1.5 million reversal of an accrued discretionary bonus.

•Severance Costs: Flotek recorded $2.2 million in separation costs in the first quarter of 2023, which was associated with the departure of the Company’s previous CEO and other management level headcount reductions implemented in the period.

•Net Income (Loss) and EPS: Flotek reported net income of $21.3 million, or $0.22 per basic share, for the first quarter of 2023. This is compared to a net loss of $19.0 million, or $0.25 per basic share, for the fourth quarter of 2022 and a net loss of $10.7 million, or $0.15 per basic share, in the first quarter of 2022. Net income during the first quarter of 2023 benefited from a $26.1 million non-cash gain related to the fair value adjustment of the Company’s convertible notes, as well as a $4.5 million gain from the forgiveness of the Company’s PPP loan.

•Adjusted EBITDA (Non-GAAP): Adjusted EBITDA was negative $3.9 million in the first quarter of 2023 versus negative $5.1 million and negative $5.4 million for the fourth and first quarters of 2022, respectively. Adjusted EBITDA continues to trend upward, improving 24% sequentially.

Balance Sheet and Liquidity

•Cash and cash equivalents remained stable at $12.4 million as of March 31, 2023, compared to $12.3 million as of December 31, 2022.

•Flotek is continuing to pursue asset-based borrowing options. To date, the Company has received four non-binding proposals and is evaluating the various terms and conditions in each of the term sheets.

Conference Call Details

Flotek will host a conference call on May 9, 2023, at 9:30 a.m. CDT (10:30 a.m. EDT) to discuss its first quarter 2023 results. Participants may access the call through Flotek’s website at www.flotekind.com under “Webcasts’’ or by telephone toll free at 1-844-835-9986 (international toll: 1-412-317-5270) approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.

About Flotek Industries, Inc.

Flotek Industries, Inc. creates unique solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial and commercial markets improve their environmental performance. The Company’s primary focus is to enable its customers to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream energy customers, both domestic and international. In addition, the Company is positioned to integrate parallel industrial chemistry and data platforms by capitalizing on its digitization, engineering, chemical formulation knowledge, and intellectual property to drive multi-disciplinary advancements in sustainability and enterprise risk management. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.

Forward -Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Company Contact

Bond Clement
Chief Financial Officer

E: ir@flotekind.com
P: (713) 726-5322

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	3/31/2023	3/31/2022	12/31/2022

Revenue:
Revenue from external customers	$ 11,652	$ 10,382	$ 15,940
Revenue from related party	36,355	2,497	32,277
Total revenues	48,007	12,879	48,217
Cost of goods sold	46,127	13,358	50,291
Gross profit (loss)	1,880	(479)	(2,074)
Operating costs and expenses:
Selling, general, and administrative	6,451	4,886	5,779
Depreciation	176	195	180
Research and development	614	1,415	922
Severance costs	2,223	(7)	—
(Gain) loss on sale of property and equipment	—	8	(1,000)
Gain on lease termination	—	(584)	—
(Gain) loss in fair value of Contract Consideration Convertible Notes Payable	(26,095)	3,892	8,941
Total operating costs and expenses	(16,631)	9,805	14,822
Income (loss) from operations	18,511	(10,284)	(16,896)
Other income (expense):
Paycheck protection plan loan forgiveness	4,522	—	—
Interest expense	(1,672)	(668)	(2,465)
Other income (expense) , net	(9)	224	212
Total other income (expense), net	2,841	(444)	(2,253)
Income (loss) before income taxes	21,352	(10,728)	(19,149)
Income tax (expense) benefit	(9)	4	123
Net income (loss)	$ 21,343	$ (10,724)	$ (19,026)

Income (loss) per common share:
Basic	$ 0.22	$ (0.15)	$ (0.25)
Diluted	$ (0.02)	$ (0.15)	$ (0.25)

Weighted average common shares:
Weighted average common shares used in computing basic income (loss) per common share	98,808	73,858	75,405
Weighted average common shares used in computing diluted loss per common share	158,441	73,858	75,405

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$ 12,433	$ 12,290
Restricted cash	101	100
Accounts receivable, net of allowance for credit losses of $645 and $623 at March 31, 2023 and December 31, 2022, respectively	15,609	19,136
Accounts receivable, related party	26,230	22,683
Inventories, net	15,904	15,720
Other current assets	4,516	4,045
Current contract asset	7,066	7,113
Total current assets	81,859	81,087
Long-term contract assets	71,372	72,576
Property and equipment, net	4,807	4,826
Operating lease right-of-use assets	4,923	5,900
Deferred tax assets, net	410	404
Other long-term assets	17	17
TOTAL ASSETS	$ 163,388	$ 164,810
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 41,929	$ 33,375
Accrued liabilities	9,870	8,984
Income taxes payable	11	97
Interest payable	—	130
Current portion of operating lease liabilities	3,050	3,328
Current portion of finance lease liabilities	36	36
Current portion of long-term debt	179	2,052
Convertible notes payable	—	19,799
Contract Consideration Convertible Notes Payable	43,800	83,570
Total current liabilities	98,875	151,371
Deferred revenue, long-term	35	44
Long-term operating lease liabilities	7,133	8,044
Long-term finance lease liabilities	13	19
Long-term debt	194	2,736
TOTAL LIABILITIES	106,250	162,214
Stockholders’ equity:
Common stock, $0.0001 par value, 240,000,000 shares authorized; 94,613,664 shares issued and 88,170,936 shares outstanding at March 31, 2023 ; 83,915,918 shares issued and 77,788,391 shares outstanding at December 31, 2022	9	8
Additional paid-in capital	421,596	388,177
Accumulated other comprehensive income	160	181
Accumulated deficit	(330,176)	(351,519)
Treasury stock, at cost; 6,442,728 and 6,127,527 shares at March 31, 2023 and December 31, 2022 , respectively	(34,451)	(34,251)
Total stockholders’ equity	57,138	2,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 163,388	$ 164,810

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$ 21,343	$ (10,724)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of contingent consideration	(359)	94
Change in fair value of Contract Consideration Convertible Notes Payable	(26,095)	3,892
Amortization of convertible note issuance costs	83	166
Payment-in-kind interest expense	1,571	485
Amortization of contract assets	1,251	—
Depreciation and amortization	176	195
Provision for credit losses, net of recoveries	23	238
Provision for excess and obsolete inventory	258	310
Gain on sale of property and equipment	—	8
Gain on lease termination	—	(584)
Non-cash lease expense	977	56
Stock compensation expense	(1,112)	739
Deferred income tax (benefit) expense	(6)	(4)
Paycheck protection plan loan forgiveness	(4,522)	—
Changes in current assets and liabilities:
Accounts receivable	3,504	(194)
Accounts receivable, related party	(3,546)	14
Inventories	(441)	(999)
Income taxes receivable	—	(10)
Other assets	(470)	(220)
Accounts payable	8,554	616
Accrued liabilities	1,236	(2,350)
Operating lease liabilities	(1,190)	(214)
Income taxes payable	(87)	—
Interest payable	(8)	12
Net cash provided by (used in) operating activities	1,140	(8,474)
Cash flows from investing activities:
Capital expenditures	(157)	—
Proceeds from sale of assets	—	24
Net cash (used in) provided by investing activities	(157)	24
Cash flows from financing activities:
Payment for forfeited stock options	(617)	—
Payments on long term debt	(15)	—
Proceeds from issuance of convertible notes	—	21,150
Payment of issuance costs of convertible notes	—	(1,084)
Payments to tax authorities for shares withheld from employees	(200)	(59)
Proceeds from issuance of stock	20	—
Payments for finance leases	(6)	(14)
Net cash (used in) provided by financing activities	(818)	19,993
Effect of changes in exchange rates on cash and cash equivalents	(21)	8
Net change in cash and cash equivalents and restricted cash	144	11,551
Cash and cash equivalents at the beginning of period	12,290	11,534
Restricted cash at the beginning of period	100	1,790
Cash and cash equivalents and restricted cash at beginning of period	12,390	13,324
Cash and cash equivalents at end of period	12,433	24,835
Restricted cash at the end of period	101	40
Cash and cash equivalents and restricted cash at end of period	$ 12,534	$ 24,875
FLOTEK INDUSTRIES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ITEMS AND NON-CASH ITEMS IMPACTING EARNINGS
(in thousands)

	Three Months Ended
	3/31/2023	3/31/2022	12/31/2022

Gross profit (loss)	$ 1,880	$ (479)	$ (2,074)
Stock compensation expense	(139)	156	85
Severance and retirement	15	3	—
Contingent liability revaluation	(359)	94	81
Amortization of contract assets	1,250	—	1,386
Adjusted Gross profit (loss) (Non-GAAP)	$ 2,647	$ (226)	$ (522)

Net income (loss)	$ 21,343	$ (10,724)	$ (19,026)
Interest expense	1,672	668	2,465
Income tax expense (benefit)	9	(4)	(123)
Depreciation and amortization	176	195	180
EBITDA (Non-GAAP)	$ 23,200	$ (9,865)	$ (16,504)
Stock compensation expense	(1,112)	739	1,062
Severance and retirement	2,238	(4)	—
Contingent liability revaluation	(359)	94	81
(Gain) loss on disposal of assets	—	8	(1,000)
Gain on lease termination	—	(584)	—
Contract Consideration Convertible Notes Payable revaluation adjustment	(26,095)	3,892	8,941
Amortization of contract assets	1,250	—	1,386
PPP loan forgiveness	(4,522)	—	—
Non-Recurring professional fees	1,549	274	955
Adjusted EBITDA (Non-GAAP)	$ (3,851)	$ (5,446)	$ (5,079)

(1) Management believes that adjusted gross profit and adjusted EBITDA for the three months ended March 31, 2023 and 2022, and the three months ended December 31, 2022, are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.